                                                                     EXHIBIT 3.1
-------------------------
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV. 01, 1991                            ARTICLES OF INCORPORATION
                                                   FOR
9796-91                                    LEAD CREEK UNLIMITED
CHERYL A. LAW SECRETARY OF STATE

/s/ Cheryl A. Law
    ---------------------

ADDRESS OF PRINCIPAL AGENT: MICHAEL J. CRNKOVICH
                            310 E. MINOR
                            WINNEMUCCA, NV. 89445

NATURE OF BUSINESS - REAL ESTATE DEVELOPMENT

2500 SHARES OF STOCK WITH NO PAR VALUE

DIRECTORS:
       1) MICHAEL J. CRNKOVICH 310 E. MINOR WINNEMUCCA, NV. 89445
       2) DOUGLAS K. BEPLATE 10306 ASHLEY PARK DR. SANDY, UT. 84092
       3) GIL WESTON MEIER 320 E. VINE ST. SALT LAKE CITY, UT. 84107

INCORPORATORS:
       1) MICHAEL J. CRNKOVICH 310 E. MINOR WINNEMUCCA, NV. 89445
       2) DOUGLAS K. BEPLATE 10306 ASHLEY PARK DR., SANDY, UT. 84092

THIS CORPORATION IS TO HAVE PERPETUAL EXISTENCE

WE WOULD LIKE ONE CERTIFIED COPY

INCORPORATOR SIGNING THE ARTICLES OF INCORPORATION

/s/ Michael J. Crnkovich          /s/ Douglas K. Beplate
    ---------------------             ------------------------------
MICHAEL J. CRNKOVICH                  DOUGLAS K. BEPLATE
310 E. MINOR                          10306 ASHLEY PARK DRIVE
WINNEMUCCA, NV. 89445                 SANDY, UT. 84092

                                      Signature of Douglas K. Beplate
                                      Notarized 10-21-1991

                         Notary Public: Vanice J. Rice Ex-1-94
                                        -----------------------------
                                        Salt Lake County Utah


                                           NOTARY PUBLIC
                                          VANICE J. RICE
                                           West One Bank
                                     8940 South Highland Drive
                                    Salt Lake City, Utah 84121
                              My Commission Expires January 11, 1994

                                           STATE OF UTAH

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                (Before Payment of Capital or Issuance of Stock)  Filed by:

MICHAEL J. CRNKOVICH                  and DOUGLAS K. BEPLATE
-------------------------------------     -------------------------------------
name of incorporator or director          name of incorporator or director


certify that:

      1. They constitute at least two-thirds of the original incorporators or of the directors of LEAD CREEK UNLIMITED, a Nevada corporation.

      2. The original Articles were filed in the Office of the Secretary of State on November 1, 1991.

      3. As of the date of this certificate, no stock of the corporation has been issued.

      4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

      Article 1 is amended to read as follows:


      EMERGENCY FILTRATION PRODUCTS, INC.





                                                   MICHAEL J. CRNKOVICH
                                          -------------------------------------
                                                         Signature

                                                    DOUGLAS K. BEPLATE
                                          -------------------------------------
                                                         Signature



State of  Nevada       )                  -------------------------------------
                       ) ss.                        GRACE KLUTSCHKOWSKI
County of Humboldt     )                  [SEAL]      NOTARY PUBLIC
                                                    HUMBOLDT Co. NEVADA
                                                  My Appointment Expires
                                                      OCT. 17, 1998
                                          -------------------------------------

On                           , personally appeared before me, a Notary Public,
   -------------------------
MICHAEL J. CRNKOVICH, who acknowledged that they executed the above instrument.


                                                   /s/ GRACE KLUTSCHKOWSKI
                                          -------------------------------------
                                                     Signature of Notary

(NOTARY STAMP OF SEAL)         SEE ATTACHED NOTARY

               CERTIFICATE OF EMERGENCY FILTRATION PRODUCTS, INC.

                             A NEVADA CORPORATION,

                       PURSUANT TO SECTION 207(4) OF THE

                            NEVADA REVISED STATUTES

     FIRST: The name of the corporation is Emergency Filtration Products, Inc. (the "Company").

     SECOND: On July 11, 1996, the Board of Directors of the Company unanimously consented to (i) an increase in the Company's authorized capital from 2,500 shares of common voting stock to 50,000,000 shares of common voting stock, with a corresponding increase in the number of issued and outstanding shares of common stock held by each stockholder of record at the effective date of the change in authorized capital; (ii) an increase in the par value of the Company's common voting stock from no par to one mill ($0.001) per share, with appropriate adjustments in the additional paid in capital and stated capital accounts of the Company; and (iii) a reverse split of the Company's common stock in the ratio of one new share for every 13.0091 shares issued and outstanding as of the date of filing of this Certificate, with fractional shares being rounded up to the next highest number of shares.

     THIRD: The number of authorized shares and the par value of the Company's common stock immediately before the above-referenced resolutions were 2,500 shares and no par, respectively.

     FOURTH: The number of authorized shares and the par value of the Company's common stock immediately after the above-referenced resolutions were 50,000,000 shares and one mill ($0.001), respectively.

     FIFTH: The number of shares of the Company's common stock to be issued after the reverse split in exchange for each pre-split share of common stock is 1/13.0091 for one share.

     SIXTH: No fractional shares will be issued as a result of the reverse split. There is no provision for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share as a result of the reverse split.

     SEVENTH: The approval of the affected stockholders is not required and has not been sought.

     EIGHTH: The reverse split will be effective as of the date of filing of this Certificate with the Secretary of State of Nevada.

               CERTIFICATE OF EMERGENCY FILTRATION PRODUCTS, INC.

                             A NEVADA CORPORATION,

                       PURSUANT TO SECTION 207(4) OF THE

                            NEVADA REVISED STATUTES



      FIRST: The name of the corporation is Emergency Filtration Products, Inc. (the "Company").

      SECOND: On July ___, 1996, the Board of Directors of the Company unanimously consented to (i) an increase in the Company's authorized capital from 2,500 shares of common voting stock to 50,000,000 shares of common voting stock, with a corresponding increase in the number of issued and outstanding shares of common stock held by each stockholder of record at the effective date of the change in authorized capital; (ii) an increase in the par value of the Company's common voting stock from no par value to one mill ($0.001) per share, with appropriate adjustments in the additional paid in capital and stated capital accounts of the Company; and (iii) a reverse split of the Company's common stock in the ratio of one new share for every 13.0091 shares issued and outstanding as of the date of filing of this Certificate, with fractional shares being rounded up to the next highest number of shares.

      THIRD: The number of authorized shares and the par value of the Company's common stock immediately before the above-referenced resolutions were 2,500 shares and no par, respectively.

      FOURTH: The number of authorized shares and the par value of the Company's common stock immediately after the above-referenced resolutions were 50,000,000 shares and one mill ($0.001), respectively.

      FIFTH: The number of shares of the Company's common stock to be issued after the reverse split in exchange for each pre-split share of common stock is 1/13.0091 of one share.

      SIXTH: No fractional shares will be issued as a result of the reverse split. There is no provision for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share as a result of the reverse split.

      SEVENTH: The approval of the affected stockholders is not required and has not been sought.

      EIGHTH: The reverse split will be effective as of the date of filing of this Certificate with the Secretary of State of the State of Nevada.



                                          /s/ BRUCE E. BATCHELOR
                                          ---------------------------------
                                          Bruce E. Batchelor, M.A., Ph.D.



Subscribed and sworn to before me this 11th day of July, 1996.



                                          /s/ LISA R. HUGHES
                                          ---------------------------------
                                          NOTARY PUBLIC
                                          Commission Expires 6-9-00



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